UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 07, 2019

LEVEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 450, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-5800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 07, 2019 Level Brands, Inc. and Isodiol International, Inc. (CSE: ISOL, OTCQB: ISOLF, FSE:LB6A.F), mutually agreed to terminate their License Agreement effective October 1, 2018. As previously disclosed, under the terms of the License Agreement dated December 30, 2017, as amended, Level Brands granted Isodiol International a non-exclusive, non-transferrable license to use the kathy ireland Health & Wellness™ in the marketing, development, manufacture, sale and distribution of cannabidiol (CBD) related products in the United States and Canada. The initial term of the License Agreement was for ten years.

The general terms of the License Agreement provided to Level Brands:

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a licensing fee of $125,000;

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1,679,321 shares of Isodiol International's common stock, which was equal to $2 million, upon the initial execution of the License Agreement;

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additional shares of Isodiol International's common stock on the last day of each calendar quarter commencing March 31, 2018 in such amount as shall equal $750,000 based upon the closing price of such shares on the last business day of the quarter; and

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a royalty of 3% of the gross licensed marks sales, payable monthly.

The Mutual Termination of License Agreement, provides that:

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Isodiol International will issue us 500,000 shares of its common stock which will be valued at the closing price of the shares on the date of the agreement. These shares will be restricted securities and subject to a lock-up to be released in six equal installments on each six month anniversary of the date of the termination agreement;

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the termination of the License Agreement as it related to Isodiol’ s obligation to pay us royalties and issue additional shares of its common stock as described above will be effective as of October 1, 2018; and

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the Mutual Termination of License Agreement contains mutual releases, mutual non-disclosure and mutual non-disparagement provisions.

The foregoing description of the terms and conditions of the Mutual Termination of License Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

Item 7.01 Regulation FD Disclosure.

On January 11, 2019, Level Brands, Inc. released an updated investor relations presentation. A copy of this investor relations presentation is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Level Brands, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number
10.1	Mutual Termination of License Agreement dated January 07, 2019 by and between Level Brands, Inc. and Isodiol International, Inc.				Filed
99.1	Level Brands, Inc. Investor Relations Presentation dated January 2019				Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL BRANDS, INC.

Date: January 11, 2019	By:	/s/ Mark S. Elliott
Mark S. Elliot Chief Financial Officer and Chief Operating Officer